                                                                    EXHIBIT 10.2

                      CONVERTIBLE NOTE PURCHASE AGREEMENT



                       NETCO COMMUNICATIONS CORPORATION


                                      and


                                 WORLDCOM INC.


                              SEPTEMBER 12, 1996

                       CONVERTIBLE NOTE PURCHASE AGREEMENT

          Agreement made this 12th day of September 1996, by and between NETCO COMMUNICATIONS CORPORATION, a Minnesota corporation, having its principal place of business at 102 Union Plaza, 333 North Washington Avenue. Minneapolis, Minnesota 55401 ("NETCO") and WORLDCOM INC., a Georgia corporation, having its principal place of business at 515 East Amite Street, Jackson, Mississippi 39201 ("WCOM").

                                  WITNESSETH:

          Whereas, NETCO is engaged in the development and implementation of a high speed, digital data transportation delivery and ancillary data storage and remote proofing services addressed initially to the printing and prepress industries, and requires significant permanent financing to accomplish such development and implementation; and

          Whereas, WCOM is engaged in the sale and marketing of voice and data transmission over its multinational communications infrastructure; and

          Whereas, NETCO and WCOM are considering a strategic association, including a possible acquisition by WCOM of a majority ownership of NETCO, to finance and facilitate the deployment and implementation of NETCO's services over WCOM's communications infrastructure; and

          Whereas, NETCO is alternatively considering other sources of permanent financing, including a possible public offering of its common stock to finance the deployment and implementation of its services; and

          Whereas, NETCO currently requires financing to continue its development and deployment activities pending the receipt of additional permanent financing; and

          Whereas, WCOM is agreeable to lending NETCO the sum of Five Million Dollars ($5,000,000) in consideration of NETCO's issuance to WCOM of NETCO's Convertible Subordinated Note upon the terms and conditions, and for the additional consideration, provided herein;

          NOW THEREFORE, in consideration of the foregoing premises, and of the consideration provided herein, the parties agree as follows:

1.        Purchase and Sale of the Note. (a) Subject to the terms and conditions
          -----------------------------
set forth in this Agreement, WCOM hereby purchases from NETCO, and NETCO hereby sells to WCOM for the principal amount of Five Million Dollars ($5,000,000) NETCO's 10% Convertible Promissory Note (the "Note") of equivalent principal amount in form appended to this Agreement as Exhibit 1.

          (b) Delivery of the Note shall be made against receipt of payment ("Closing") to occur no later than September 20, 1996, failing which payment, this Agreement shall be null and void and of no further force and effect.

2.        Representation, Warranties and Covenants of NETCO. NETCO hereby
          -------------------------------------------------
represents, warrants and covenants to WCOM that:

          (a)  Corporate Organization and Power; Qualification.  NETCO is duly
               -----------------------------------------------
organized, validly existing and in good standing as a corporation under the laws of its state of incorporation, has all corporate power and authority to own its properties and to carry on its businesses as now being and hereafter proposed to be conducted and is duly qualified and in good standing as a foreign corporation, and is authorized to do business, in all jurisdictions in which the character of its properties or the nature of its businesses requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and will not have a materially adverse effect on NETCO.

          (b)  Subsidiaries.  NETCO does not own, directly or indirectly, any
               ------------
capital stock or other equity securities of any corporation nor does NETCO have any direct or indirect ownership interest, including interests in partnerships and joint ventures, in any other entity or business, with the sole exceptions of WAMNET, Inc., a Minnesota corporation and Netco Communications Corporation of Canada, Inc., a Canadian corporation that are each a wholly owned subsidiary of NETCO.

          (c)  Authorization; Enforceability. NETCO has the power, and has
               -----------------------------
taken, or will take prior to closing, all necessary action (including any necessary stockholder action) to authorize it, to execute, deliver and perform in accordance with their respective terms this Agreement and the Convertible Subordinated Note ("Note") in the form appended to this Agreement as Exhibit 1. This Agreement has been, and the Note contemplated hereby to which NETCO is a party when delivered to WCOM will have been, duly executed and delivered by NETCO and is, or when so delivered will be, a legal, valid and binding obligation of NETCO, enforceable against NETCO in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

          (d)  No Violations; Consent. The execution, delivery and performance
               ----------------------
in accordance with their respective terms by NETCO of this Agreement and of the Note, do not and will not as of closing or thereafter (a) require any Governmental Approval or any other consent or approval, including any consent or approval of the stockholders of NETCO, other than Governmental Approvals and other consents and approvals that have been obtained, are final and not subject to review on appeal or to collateral attack, are in full force and effect or
(b) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any lien upon any assets of NETCO under, any contract to which NETCO is a party or by which NETCO or any of its properties may be bound.

          (e)  Litigation. There are not, in any court or before any arbitrator
               ----------
of any kind or before or by any governmental or non-governmental body, any actions, suits or proceedings pending or threatened (nor, to the knowledge of NETCO, is there any basis therefor) against or in any other way relating to or affecting (a) NETCO or (b) any of its businesses or properties.

          (f)  Taxes. NETCO has filed (or obtained extensions of the time by
               -----
which it is required to file)
all United States federal, state and local income tax returns and all other material tax returns required to be filed by it and has paid all taxes shown due on the returns so filed as well as the other taxes, assessments and governmental charges which have become due, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. NETCO will continue to make all such filings in a timely manner and pay all such taxes, assessments and other governmental charges required of it.

          (g)  Capitalization. (i) As of the date hereof, the authorized capital
               --------------
stock of NETCO consists of 10,000,000 shares of which 5,000,000 are Common Shares and 5,000,000 are undesignated shares, and of which 1,295,971 Common Shares are issued and outstanding. NETCO does not hold any of its shares in treasury.

               (ii) All such issued and outstanding shares of capital stock of NETCO have been validly issued and are fully paid and nonassessable and are not subject to preemptive rights.

               (iii) Except as contemplated by this Agreement and as disclosed on Schedule 1, there are no outstanding subscriptions, options, warrants or
   ----------
other rights of any kind to acquire any additional shares of capital stock of NETCO, or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is NETCO committed to issue any such option, warrant, right or security.

               (iv) There are no agreements relating to voting, purchase or sale of capital stock between NETCO and any of its stockholders or affiliates, and to the best of NETCO's knowledge, among any of its stockholders.

          (h)  (i)    NETCO has delivered to WCOM copies of its financial
statements (including balance sheets, income statements, changes in stockholders equity and statements of cash flow) for the period from inception [September 1994] through December 31, 1995, and for the six month period ended June 30, 1996. Such financial statements (i) fairly present the financial condition, assets and liabilities of NETCO at their respective dates and the results of its operations and changes in its cash flows for the periods covered thereby, (ii) were prepared in accordance with generally accepted accounting principles except as may be noted therein, and (iii) were prepared from the books and records of NETCO, which books and records are complete and correct and fairly reflect all material transactions of NETCO's business.

               (ii) Within 30 days following the end of each of its first three fiscal quarters and within 75 days following the end of its fourth fiscal quarter during the term of the Note, NETCO will furnish WCOM with a copy of its financial statements, (including balance sheets, income statements, changes in stockholders equity and statements of cash flow) for each of such quarters and fiscal year, respectively. In addition, NETCO will furnish WCOM with such additional financial and business information, including monthly or other periodic financial statements as NETCO may prepare from time to time, upon the reasonable request of WCOM.

          (i) NETCO shall use the loan proceeds of for reasonable and necessary capital expenditures and operating expenses in accordance with its usual and past practices, except as may be approved by WCOM.

          (j) NETCO has provided WCOM access to full and complete information regarding NETCO and shall continue to provide such information as WCOM may reasonably request.

          3.    Representation and Warranties of WCOM. WCOM hereby represents
                -------------------------------------
and warrants to NETCO that:

          (a) WCOM has been given access to full and complete information regarding the Company and has utilized such access to his or her satisfaction for the purpose of obtaining information WCOM desires or deems relevant to the decision to purchase the Note; and particularly, WCOM has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the Note and to obtain any additional information WCOM desires or deems relevant; and

          (b) WCOM is aware that the Company is a development stage company; that the success of the Company is dependent upon the Company's ability to secure appropriate employees, switching equipment, telephone carriage, integrating software; also upon the Company's ability to provide adequate installation and maintenance services; and upon the Company's ability to successfully market its data transportation technology and services to appropriate customers; and that the Company can give no assurances that it will be able to successfully obtain, provide or accomplish any such matters.

          (c) WCOM has obtained, to the extent it has deemed necessary, professional advice with respect to the risks inherent in the investment in the Note; and

          (d) WCOM, being a corporation with total assets in excess of $5,000,000 that was not formed for the purpose of acquiring the Note, is an "accredited investor" within the meaning of Rule 501(a) of the General Rules and Regulations under the Securities Act of 1933.

          4.   Future Negotiations. (a) NETCO hereby agrees that it will defer
               -------------------
filing, but not the preparation of, a registration statement in connection with a contemplated public offering of NETCO's common stock for a period of thirty days from the date of Closing. During such period, NETCO and WCOM will negotiate in good faith for purposes of ascertaining whether a mutually agreeable arrangement contemplating WCOM's acquisition of majority ownership of NETCO may be concluded between NETCO and WCOM. NETCO and WCOM agree that, upon conclusion of that initial 30 day period, they will negotiate in good faith for a period not exceeding 10 days regarding the terms and conditions that might be mutually agreeable for an extension of time during which to continue negotiations for the purpose of ascertaining whether a mutually agreeable arrangement contemplating WCOM's acquisition of majority ownership of NETCO may be concluded between NETCO and WCOM.

          (b) NETCO shall not, during the time(s) provided in subparagraph 4(a) of this Agreement for negotiations with WCOM, directly or indirectly, solicit, entertain or encourage inquiries or proposals to enter into an agreement or negotiate with any other party, to invest in or purchase, or enter into any merger or consolidation with respect to the business, securities or assets of, NETCO, and will not engage in any transaction not in the ordinary course of business which could adversely affect the value of such business or assets, excepting only (i) negotiations ancillary to the preparation of a registration statement for a public offering, or (ii) negotiations with current holders of promissory notes aggregating $5,600,000 for the exchange of such notes for NETCO stock.

          5.   WCOM Consent. During the term of the Note, WCOM shall have a
               ------------
right of prior approval over the following corporate actions which could affect the status of the Common Stock into which the Note is convertible:

          a. changes in NETCO's articles or bylaws, with the exception of an amendment to NETCO's articles of incorporation increasing its authorized capital stock to 20,000,000 shares of which 15,000,000 will be Common Shares and 5,000,000 will be undesignated shares.

          b. changes in the rights granted to the Common Stock and undesignated shares, except the designation of undesignated shares as common stock having the same rights as currently authorized Common Stock.

          c. the authorization, offering, incurring or issuance of indebtedness (other than conventional bank or other institutional indebtedness incurred in the ordinary course of business with the approval of a majority of the members of the Board of Directors of NETCO), additional common stock, preferred stock, convertible securities, shares of any other class of stock, other securities or options, warrants, or rights with respect thereto, except the prior approval of WCOM shall not be required for (i) stock options granted to officers, directors, employees or consultants of NETCO in aggregate amount not to exceed options for 2,000,000 shares or (ii) shares which may be offered to the public in a registered public offering.

          d. acts involving a substantial sale of assets, merger, consolidation, reorganization, recapitalization, liquidation, or dissolution of NETCO.

          e. the declaration or payment of dividends on, or making other distributions with respect to, any securities, excluding (i) interest on indebtedness to banks or other institutional indebtedness incurred in the ordinary course of business with the approval of a majority of the members of the Board of Directors, (ii) interest on indebtedness incurred in connection with the leasing of capital equipment, and (iii) interest on currently owed debt,

          f. increasing or decreasing the number of Directors constituting the Board of Directors.

          g. engaging in any other business other than the business currently engaged in or under development by NETCO.

          h. the appointment of an Executive Committee or committee performing similar functions; and


          i. entering into any contracts or transactions with NETCO's officers, Directors, shareholders or their affiliates, excepting the prior approval of WCOM shall not be required for (i) stock options granted to officers, directors, employees or consultants of NETCO in aggregate amount not to exceed options for 2,000,000 shares or (ii) the exchange of shares for existing indebtedness owed to holders of notes in aggregate principal amount of $5,600,000 in anticipation a registered public offering.

          6.   WCOM's Right to Nominate a Director.
               -----------------------------------
         During (i) the term of the Note, and for so long as any amount of principal or interest remains unpaid thereunder and/or (ii) the period of three
(3) years following WCOM's conversion of at least fifty percent (50%) of the initial principal balance of the Note into NETCO Common Stock, WCOM shall have the right to nominate a representative to serve on NETCO's Board of Directors, and NETCO shall use its best efforts to secure the prompt appointment or election of such representative to its Board of Directors.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

                                        "NETCO"

                                        NETCO COMMUNICATIONS CORPORATION


                                        By:  /s/ Edward J. Driscoll, III
                                             ---------------------------
                                             Edward J Driscoll, III
                                        Its: Pesident and Secretary

                                        "WCOM"

                                        WORLDCOM INC.


                                        By:  /s/ K. William Grothe, Jr
                                             ---------------------------
                                             K. William Grothe, Jr
                                        Its: Vice President

                       Netco Communications Corporation
                          Common Stock & CSE listing
                         (Schedule 1)

                               Common Stock O/S
                               ----------------
                                           # of shares

Common Stock:                                1,295,791


                   Options Analysis
                   ----------------

Employment Contracts:     Price           # of options

      Options at           $        2.25        76,500
      Options at           $        5.00        18,000
      Options at           $        7.50        90,280
      Options at           $       10.00        89,000
     -------------------------------------------------
      Cat. Total                               273,780
     -------------------------------------------------

Board of Directors:       Price           # of options

      Options at           $        2.25        62,000
     -------------------------------------------------
      Cat. Total                                62,000
     -------------------------------------------------

Officers:                 Price           # of options

      Options at                    2.25        75,500
     -------------------------------------------------
      Cat. Total                                75,500
     -------------------------------------------------

      Warrant & Convertible Debt Analysis
      -----------------------------------

Bridge Financing:         Price           # of warrants

      Warrants at          $        5.00        220,000
      Warrants at          $        7.50      1,012,000
     --------------------------------------------------
      Cat. Total                              1,232,000
     --------------------------------------------------

Convertible Debt:         Price           # of warrants

      $125,000 at          $        1.90         65,789
     --------------------------------------------------
      Cat. Total                                 65,789
     --------------------------------------------------

Other:                    Price           # of warrants

      Warrants at          $        3.00        113,333
      Warrants at          $       10.00          9,000
     --------------------------------------------------
      Cat. Total                                122,333
     --------------------------------------------------

Total Common Stock & Equivalents              3,127,193

                                   EXHIBIT 1

                       Registered Holder: WorldCom Inc.

                                  $5,000,000



                       NETCO COMMUNICATIONS CORPORATION
                                102 UNION PLAZA
                          333 NORTH WASHINGTON AVENUE
                         MINNEAPOLIS, MINNESOTA 55401

                       10% Convertible Subordinated Note
                            Due September 30, 1999

         For Value Received, NETCO COMMUNICATIONS CORPORATION, a Minnesota corporation, (hereinafter called the "Issuer") hereby promises to pay to the order of WorldCom Inc., or the registered holder (hereinafter referred to as the "Holder") principal amount of Five Million Dollars ($5,000,000), upon presentation of this certificate, in legal tender of the United States of America at the time of payment hereof, to the account of holder according to Holder's written instructions, on September 30, 1999, or sooner as hereinafter provided.

         The Issuer further agrees to pay interest on the principal amount remaining unpaid from time to time thereon from the date hereof at the rate of ten percent (10%) per annum. Interest shall accrue from the date of purchase of this Convertible Subordinated Note (hereinafter, the "Note"), and be payable on March 30 and September 30 of each year, commencing with the first interest payment on March 30, 1997. The Issuer shall, upon request of the registered Holder, mail a check or draft representing such interest to the registered holder at the address designated by the registered holder and appearing on the books of registration maintained by the Issuer. No interest shall accrue or be paid on this Note after September 30, 1999.

         If any payment due hereunder is not received by the Holder within 15 days from the date due, Issuer shall pay a late payment charge of Five Dollars ($5.00) or four percent (4%) of the amount of the delinquency, whichever is greater.

         The following terms, covenants, statements of Holders' rights and conditions shall apply to this Convertible Subordinated Note.

                                   ARTICLE 1

                                 SUBORDINATION

         1.1) The Issuer and the Holder of this Note, by acceptance hereof, agree that the payment of the principal and interest on this Note is, to the extent stated herein, expressly subordinated to the prior payment of the principal and interest on all existing or future obligations of the Issuer for money borrowed from a bank, trust, insurance, or other financial institution engaged in the business of lending money, which is hereinafter referred to as "Senior Indebtedness." In the event of any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangement with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Issuer, or in the event the Note shall be declared due and payable upon the occurrence of an event of default (as specified herein), (1) no amount shall be paid by the Issuer in respect of the principal or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall have been paid in full, and (2) no claim or proof of claim shall be filed with the Issuer by or on behalf of the holder of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal and interest of all of the Senior Indebtedness then outstanding.

                                   ARTICLE 2

                               EVENT OF DEFAULT

         2.1) Each of the following shall constitute an Event of Default:

         (a)  Failure to pay interest when due, continued for thirty (30) days;

         (b)  Failure to pay principal or premium when due;

         (c) An assignment for the benefit of creditors of the Issuer, adjudication of Issuer as a bankrupt, or petition for the reorganization of the Issuer pursuant to Chapter X or XI of the United States Bankruptcy Act, as the same may be amended.

         2.2) Upon the occurrence of any Event of Default specified in (c) above, the entire unpaid principal balance hereof, together with all accrued and unpaid interest thereon and all other sums owing hereunder, shall become immediately due and payable, without presentation, demand or further action of any kind. Upon the occurrence of any Event of Default specified in (a) or (b) above, the holder of this Note shall have the sole option of declaring the unpaid principal balance hereof together with all other sums owing hereunder immediately due and payable, without presentation, demand or further action of any kind.

         2.3) Upon the occurrence of any Event or Default and before and after acceleration of the entire unpaid principal balance of this Note, interest shall continue to accrue thereafter at a rate equal to two percent (2%) per annum in excess of the then applicable rate of interest under this Note until this Note is paid in full, including the period following entry of any judgment. Both before and after any default, interest shall be calculated on the basis of a 360-day year but charged on the basis of actual number of days elapsed in any calendar year of part thereof.

         2.4) Holder may waive any default before of after the same has been declared without impairing the Holder's right to declare a subsequent default hereunder, this right being a continuing right.

         2.5) Upon an Event of Default, Holder shall not be deemed, by any act of omission or commission to have waived any of its rights or remedies unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver as to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

                                   ARTICLE 3

                             REDEMPTION BY ISSUER

         3.1) This Note is redeemable at any time commencing January 1, 1998, in whole or in part, prior to maturity at the option of the Issuer, on sixty days' written notice by registered mail by the Issuer to the Holder, upon payment of all, or such lesser portion of the principal amount as specified in the notice, together with interest accrued to the date fixed for redemption. If the Holder hereof fails or neglects to present this Note for payment at the time and place specified in such notice, this Note shall cease to bear interest unless payment hereof is refused upon the presentation of the same at or after the time specified in such notice.

                                   ARTICLE 4

                      CONVERSION OF NOTE TO COMMON STOCK

         4.1) The holder of this Note shall have the right, at its option, at any time between the date hereof and September 30, 1999, to convert the then outstanding principal amount of this Note, or any portion thereof into shares of Common Stock, par value $.01, of the Issuer ("Common Stock") at a price per share determined as hereinafter described (such price hereinafter referred to as the "Conversion Price"), upon surrender of this Note at the principal office of the Issuer, together with written notice (hereinafter referred to as the "Conversion Notice"), in form appended hereto, of the election executed by the Holder and specifying the name or names in which the shares of stock deliverable upon such conversion shall be registered, along with the addresses of the persons so named and, if required by the Issuer, accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by the Holder; provided, however, that if this Note shall be called for redemption according to the terms of Article 3, the right of the Holder to convert this Note shall terminate on the date fixed for redemption.

         4.2) Common Stock issued on conversion of this Note shall be delivered as follows:

         (a) Within fifteen days after the surrender of this Note for conversion and the receipt of the Conversion Notice, the Issuer shall deliver to the Holder, or to such person or persons so designated by the Holder in the Conversion Notice, a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which this Note or portion thereof is to be converted in such name or names as are specified in the Conversion Notice, together with any cash payable in respect of a fractional share and all interest accrued through the date of conversion. Such conversion shall be deemed to have been effected at the close of business on the date when this Note shall have been surrendered for conversion together with the Conversion Notice, so that the person entitled to receive the shares of Common Stock upon conversion shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time and the conversion shall be at the Conversion Price in effect at time.

         (b) In the event less than the entire outstanding principal balance of this Note shall be converted hereunder this Note shall not be surrendered for cancellation but shall have the fact and amount of conversion recorded on the face of this Note by writing acknowledged by the holder and the Issuer.

         4.3) Subject to adjustment as hereinafter provided, the Conversion Price per share of Common Stock shall be Five Dollars ($5.00) (the "Conversion Price").

         4.4) The per share Conversion Price and the number of Shares deliverable hereunder shall be adjusted as hereinafter set forth; however, no adjustment shall be made under this Article 4.4 as a result of the exercise of any options or the conversions of any convertible securities outstanding on the date hereof:

         (a) If after the date hereof, the Issuer shall:

         (1) take a record of the holders of its Common Stock for the purposes of entitling them to receive a dividend payable in, or other distribution of, Common Stock; or

         (2) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

         (3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock; or

         (4) issue by reclassification of its shares of Common Stock any other shares of common stock;

then the Conversion Price shall be adjusted to that price determined by multiplying the Conversion Price in effect immediately prior to such event by a fraction (i) the numerator of which shall be the total number of outstanding shares of Common Stock of the Issuer immediately prior to such event, and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock of the Issuer immediately after such event.

         4.5) In the case of any consolidation or merger of the Issuer with another corporation, or the sale of all or substantially all of its assets to another person, or any reorganization or reclassification of the capital stock of the Issuer (except a split-up or combination provision for which is made in Article 4.4):

         (a) as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock immediately theretofore subject to acquisition hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so subject to acquisition hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price) shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the conversion option.
The Issuer shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor person or persons purchasing such assets or succeeding or resulting from such consolidation, merger, reorganization or reclassification shall assume by written instrument executed and mailed or delivered to the Holder, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

         (b) In the event that the Issuer shall make any distribution of its assets upon or with respect to its Common Stock, as a liquidating or partial liquidation dividend, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the State of Minnesota, the Holder shall, upon the exercise of its right to convert after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive in addition to the shares subscribed for, the amount of such assets (or, at the option of the Issuer, a sum equal to the value thereof at the time of distribution as determined in good faith by the Board of Directors in its sole discretion) which would have been distributed to the Holder if it had exercised its rights to convert immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

         4.6) Fractional shares shall not be issued upon the exercise of any conversion option but in any case where the Holder would, except for the provisions of this Article, be entitled under the terms hereof to receive a fractional share, the Issuer shall, upon the exercise of any conversion option for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the fair market value of such fractional share, as determined in good faith by the Issuer's board of directors, over the proportional part of the per share Conversion Price represented by such fractional share plus (b) the proportional part of the per share Conversion Price represented by such fractional share.

                                   ARTICLE 5

                              REGISTRATION RIGHT

         5.1) (a) If, commencing one (1) year after the date hereof, the Issuer proposes to claim an exemption under Section 3(b) for a public offering of any of its securities or to register under the Securities Act of 1933 (except by a claim of exemption or registration statement on a form that does not permit the inclusion of shares by its security holders) any of its securities, it will give written notice to the registered Holder of this Note, and all registered Holders of shares of common stock acquired upon the conversion of this Note, of its intention to do so and, on the written request of any such registered holders given within twenty (20) days after receipt of any such notice (which request must be made within five (5) years from the date of this Note and which notice shall specify the shares of common stock intended to be sold or disposed of by such registered holder and describe the nature of any proposed sale or other disposition thereof), the Issuer will use its best efforts to cause all such shares, the registered holders of which shall have requested the registration or qualification thereof, to be included in such notification or registration statement proposed to be filed by the Issuer; provided, however, that nothing herein shall prevent the Issuer from, at any time, abandoning or delaying any such registration initiated by it. If any such registration shall be underwritten in whole or in part, the Issuer may require that the shares requested for inclusion pursuant to this section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment, as expressed in writing delivered to the registered holder(s), of the managing underwriter of such public offering the inclusion of all of the shares originally covered by a request for registration would reduce the number of shares to be offered by the Issuer or interfere with the successful marketing of the shares of stock offered by the Issuer, the number of shares otherwise to be included pursuant to this
Section in the underwritten public offering may be reduced; provided, however, that any such required reduction shall be pro rata among all persons (other than the Issuer) who are participating in such offering. Those shares which are thus excluded from the underwritten public offering shall be withheld from the market for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. All expenses of such offering, except the fees of special counsel to such holders and brokers' commissions or underwriting discounts payable by such holders, shall be borne by the Issuer.

         (b) Further, on one occasion only, commencing one (1) year after the date hereof, upon request by the holder of the Note and/or the holders of shares issued upon the conversion of the Note who collectively have the right to purchase at least 500,000 shares or hold directly at least 500,000 shares purchased hereunder or have the right to purchase and hold directly an aggregate of at least 500,000 shares purchasable or purchased hereunder, the Issuer will promptly use its reasonable best efforts to register or qualify the Note or such shares under Section 3(b) or Section 5 of the Securities Act of 1933 (and, upon the request of such holders, under Rule 415 thereunder) and such state laws as such holders may reasonably request; provided that (i) such request must be made within five (5) years from the date of this Note; and (ii) the Issuer may delay the filing of any registration statement requested pursuant to this section to a date not more than ninety (90) days following the date of such request if in the opinion of the Issuer's principal investment banker at the time of such request such a delay is necessary in order not to adversely affect financing efforts then underway at the Issuer or if in the opinion of the Issuer such a delay is necessary or advisable to avoid disclosure of material nonpublic information. The costs and expenses directly related to any registration requested pursuant to this section, including but not limited to legal fees of the Issuer's counsel, audit fees, printing expense, filing fees and fees and expenses relating to qualifications under state securities or blue sky laws incurred by the Issuer shall be borne entirely by the Issuer; provided, however, that the persons for whose account the securities covered by such registration are sold shall bear the expenses of underwriting commissions applicable to their shares and fees of their legal counsel. If the holder of Note and the holders of shares of Common Stock underlying the Note are the only persons whose shares are included in the registration pursuant to this section, such holders shall bear the expense of inclusion of audited financial statements in the registration statement which are not dated as of the Issuer's normal fiscal year or are not otherwise prepared by the Issuer for its own business purposes. The Issuer shall keep effective and maintain any registration, qualification, notification or approval specified in this paragraph for such period as may be necessary for the holders of the Note and such common stock to dispose thereof, and from time to time shall amend or supplement, at the holder's expense, the prospectus or offering circular used in connection therewith to the extent necessary in order to comply with applicable law; provided, that the Issuer shall not be obligated to maintain any registration for a period of more than nine (9) months.

     If, at the time any written request for registration is received by the Issuer pursuant to this Section 5.1(b) the Issuer has determined to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders, such written request shall be deemed to have been given pursuant to Section 5.1(a) rather than to this
Section 5.1(b), and the rights of the holders of the Note and/or shares issued upon the conversion of the Note covered by such written request shall be governed by Section 5.1 (a) hereof.

     (c) If and whenever the Issuer is required by the provisions of Sections 5.1(a) or 5.1(b) hereof to effect the registration of shares issued upon the exercise of the Note under the Securities Act, the Issuer will:

          (i) Prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine (9) months;

          (ii) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine (9) months;

     (iii) furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

     (iv) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing within 30 days following the original filing of such registration statement, except that the Issuer shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

     (v) notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

     (vi) notify such holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

     (vii) prepare and file with the Commission, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Issuer), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Note or shares by such holder;

     (viii) prepare and promptly file with the Commission and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

     (ix) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

     (x) not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for the Issuer the filing of such amendment or supplement is reasonably necessary to protect the Issuer from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

     (xi) at the request of any such holder, furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement: (i) opinions, dated such respective dates, of the counsel representing the Issuer for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request; and (ii) letters, dated such respective dates, from the independent certified public accountants of the Issuer, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request, in which letter such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Issuer included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act.

     (d) The Issuer hereby indemnifies the holder of this Note and of any common stock issued or issuable hereunder, its officers, directors, employees and agents, and any person who controls such Note holder or such holder of common stock within the meaning of Section 15 of the Securities Act of 1933, against all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement, prospectus, notification or offering circular (and as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Issuer by such Note holder or such holder of common stock expressly for use therein, and each such holder by its acceptance hereof severally agrees that it will indemnify and hold harmless the Issuer and each of its officers who signs such registration statement and each of its directors and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act of 1933 with respect to losses, claims, damages or liabilities which are caused by any untrue statement or omission contained in information furnished in writing to the Issuer by such holder expressly for use therein.

     (e) If the indemnification provided for in this Article 5 is unavailable to an indemnified party as provided herein in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Issuer, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Issuer on the one hand and the holder of this Note on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the Issuer on the one hand and of the holder of this Note of the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact of the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the holder of this Note and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, without limitation, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Issuer and the holder of this Note agree that it would not be just and equitable if contribution pursuant to this Section 5(e) were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(e), the holder of this Note shall not be required to contribute any amount in excess of the amount by which the total price which such holder's registerable securities were sold to the public. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE 6

                                   REGISTRY

     6.1) Books for the registry hereof are kept at the office of the Issuer. No transfer hereof shall be valid unless made on the Issuer's books at the office of the Issuer, by the Holder, in person, or by attorney duly authorized in writing, similarly noted hereon.

                                   ARTICLE 7

                                    PAYMENT

     7.1) Payment to the Holder of principal and interest shall be a complete discharge of the Issuer's liability with respect to such payment, but the Issuer may, at any time, require the presentation hereof as a condition precedent to such payment.

     7.2) No recourse shall be had for the payment of the principal, or interest, or for any claim based thereof, or otherwise, against any incorporator, shareholder, officer, director, or agent, past, present, or future, of the Issuer, whether by virtue of any constitution, statute, rule of law, enforcement of any assessment, or penalty, or by reason of any matter prior to delivery of this Note, or otherwise. All such liability, by the acceptance hereof, is a part of the consideration to the Issuer hereof, and is expressly waived.

                                   ARTICLE 8

                                   DIVIDENDS

     8.1) Until payment in full or conversion of this Note, the Issuer may not declare any dividend payable in cash or property on its Common Stock, with the sole exception of any stock split in the form of a dividend payable in share of common stock to which the provisions of Article IV hereof apply.

                                   ARTICLE 9

                                   OWNERSHIP

     9.1) The Issuer may treat the person(s) in whose name this Note is issued as the absolute owner(s) hereof for all purposes, whether or not this Note is overdue and the Issuer shall not be affected by any notice to the contrary.

                                  ARTICLE 10

                                    NOTICE

     10.1) All notices, requests, demands and other communications under this Note shall be writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid to the Issuer at its address stated on the front page of this Note and to the Holder at its address as listed in the register of the Issuer. Either party may change its address for purposes of this Article 6.5 by giving the other party written notice of the new address in the manner set forth above.

                                  ARTICLE 11

                                 MISCELLANEOUS

     11.1) All parties liable for the payment of this Note agree to pay on demand, all costs of collection and to cure any default under this Note including, but not limited to, reasonable attorneys' fees actually incurred.

     11.2) The undersigned and all endorsers, sureties and guarantors of this Note, jointly and severally waive notice of and consent to any and all extensions of this Note or any part hereof without notice, and each hereby waives presentment, demand for payment, protest and notice of dishonor, demand, protest and nonpayment.

     11.3) The remedies of Holder as provided herein shall be cumulative and concurrent, and may be pursued singly, successively or together against Issuer at the sole discretion of Holder, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

     11.4) Issuer's obligations hereunder shall extend to and bind Issuer's successors and assigns. This Note may be amended only by an instrument in writing signed by both Issuer and Holder.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be signed by its President and Secretary.

Dated: September 17, 1996          NETCO COMMUNICATIONS CORPORATION

                                   By: /s/ Edward J. Driscoll, III
                                       ----------------------------
                                       Edward J. Driscoll, III
                                       President and Secretary

                               CONVERSION NOTICE

                     To Netco Communications Corporation:

     The undersigned holder of this Note hereby irrevocably exercises the option to convert this Note into shares of Common Stock of Netco Communications Corporation, in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon the conversion be issued and delivered to the undersigned unless a different name has been indicated below. Additionally, as a condition to such conversion privilege, the undersigned holder of this Note agrees to execute a letter stating its investment intent is to hold the shares issuable upon conversion for investment and not for resale, except in accordance with the requirements of Rule 144 of the General Rules and Regulations under the Securities Act of 1933, or any successor Rule together with applicable state securities law, and agrees that the certificates representing the shares issuable and deliverable upon conversion may be imprinted with a legend in customary form reciting the restrictions on transfer mandated by such laws.

     The undersigned holder elects to convert $____________ in principal of this
Note into shares of Common Stock of Netco Communications Corporation.

Dated: ___________________________              NOTE HOLDER:

                                             _____________________________
                                             Name (Please Print)

                                             _____________________________
                                             Address

                                             _____________________________
                                             City, State and Zip

                                             _____________________________
                                             Signature


     If shares are to be issued otherwise than to owner please provide name and address of person or persons to whom shares are to be issued:

                                             _____________________________
                                             Name (Please Print)


                                             _____________________________
                                             Address